Exhibit 24
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                                POWER OF ATTORNEY

Each person whose signature appears below designates and appoints Curtis M. Stevens and Anton C. Kirchhof, Jr. and each of them, the person's true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Louisiana-Pacific Corporation, a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 300,000 shares of the Corporation's common stock, $1.00 par value, to be issued to participants in the Corporation's 401(k) and Profit Sharing Plan, together with an indeterminate amount of interests in such plan, and any and all amendments thereto (including post-effective amendments). Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any documents that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as the person could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by the undersigned as of this 1st day of September, 1999.

             Signature                                  Title
             ---------                                  -----

/s/ Mark A. Suwyn                 Chairman, Chief Executive Officer and Director
Mark A. Suwyn                           (Principal Executive Officer)

/s/ Curtis M. Stevens             Vice President, Treasurer and Chief
Curtis M. Stevens                       Financial Officer (Principal
                                        Financial and Accounting Officer)

/s/ John W. Barter                Director
John W. Barter

/s/ William C. Brooks             Director
William C. Brooks

/s/ Archie W. Dunham              Director
Archie W. Dunham

/s/ Paul W. Hansen                Director
Paul W. Hansen

-------------------------         Director
Donald R. Kayser

/s/ Patrick F. McCartan           Director
Patrick F. McCartan

/s/ Lee C. Simpson                Director
Lee C. Simpson